Exhibit 99.1

Acenzia Selected to Participate in Protein Industries Canada Program to Develop Plant Based Protein Products

Project investment amounts expected to total $5.4 million with Acenzia investing $600 thousand, Protein Industries Canada investing $2.3 million, and two other partner companies investing $2.5 million

BELLEVUE, Wash., June 5, 2024 - Novo Integrated Sciences, Inc. (NASDAQ: NVOS) (the “Company” or “Novo”) announced today that its wholly owned Canadian subsidiary, Acenzia Inc. (“Acenzia”), has been selected by Protein Industries Canada to participate in a new project to bring new protein products with a superior nutritional amino acid profile to the global marketplace. The total project is expected to see approximately $5.4 million invested into the development, reformulation, and commercialization of three consumer-ready protein products: a modular, a ready-to-mix and a ready-to-drink low-volume liquid protein. Acenzia will invest approximately $600,000, Protein Industries Canada will invest approximately $2.3 million, and two other partner companies together will invest approximately $2.5 million over three defined phases.

The project partners are utilizing innovative solutions to offer alternative plant-based protein options that meet the quality, sensory and muscle health benefits of whey protein isolate.

In addition to options that address medical nutrition needs, including those associated with surgery, critical illness and chronic disease, this project will also create products for the active living and high-performance sports markets. The end products will contain a novel plant-based protein ingredient blend with high functionality and taste quality.

“Cultivating innovation and advancing health and wellness are at the core of Acenzia’s mission,” said Grant Bourdeau, co-founder and President of Acenzia. “Acenzia has a longstanding history of science-based product innovation and development of proprietary technology which has been a key to our development and distribution of effective health and wellness product solutions. As a proud partner in this Protein Industries Canada-supported project, we are excited to harness our expertise in contract manufacturing, product formulation, R&D and sustainable packaging to develop ecologically friendly, evidence-based, plant protein products that cater to the evolving needs of consumers in the active living market.”

About Acenzia Inc.

Acenzia’s 36,000 square foot facility is located in Windsor Ontario Canada and includes Class 100 pharmaceutical grade cleanrooms and certified laboratories from which Acenzia creates and manufactures evidenced-based dietary, nutraceutical, and food products that can be validated through personalized diagnostics. Acenzia is dedicated to the creation of innovative therapeutics and diagnostics that enables individualized health optimization.

Acenzia, founded in 2015, is licensed by multiple international government agencies including Health Canada, the U.S. FDA and the European Union for Good Manufacturing Practices (GMP) for over-the-counter and dietary supplement manufacturing. In addition, Acenzia maintains multiple third-party licenses including from the National Sanitation Foundation International (NSF) for meeting the required public health standards for manufacturing food, nutrition, and supplements.

For more information, please visit www.acenzia.com.

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of services and product innovation. Novo offers an essential and differentiated solution to deliver, or intend to deliver, these services and products through the integration of medical technology, advanced therapeutics, and rehabilitative science.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity, is an essential solution to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered both now and in the future. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

The Company’s decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers:

●	First Pillar: Service Networks. Deliver multidisciplinary primary care services through (i) an affiliate network of clinic facilities, (ii) small and micro footprint sized clinic facilities primarily located within the footprint of box-store commercial enterprises, (iii) clinic facilities operated through a franchise relationship with the Company, and (iv) corporate operated clinic facilities.

●	Second Pillar: Technology. Develop, deploy, and integrate sophisticated interconnected technology, interfacing the patient to the healthcare practitioner thus expanding the reach and availability of the Company’s services, beyond the traditional clinic location, to geographic areas not readily providing advanced, peripheral based healthcare services, including the patient’s home.

●	Third Pillar: Products. Develop and distribute effective, personalized health and wellness product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population. The Company’s science-first approach to product innovation further emphasizes our mandate to create and provide over-the-counter preventative and maintenance care solutions.

Innovation through science combined with the integration of sophisticated, secure technology assures Novo Integrated Sciences of continued cutting-edge advancement in patient-first platforms.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, or the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in Novo’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown uncertainties and other factors which are, in some cases, beyond Novo’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David, COO
Novo Integrated Sciences, Inc.
chris.david@novointegrated.com
(888) 512-1195